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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): January 8, 2003


Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P.
- - -----------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


        Delaware                           94-3054600
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(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)


1107 Investment Boulevard, Suite 180
El Dorado Hills, California                                95762
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(Address of principal executive offices)                 (Zip Code)


                               (916) 941-1400
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              Registrant's telephone number, including area code



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Item 8.01.           Other Events
                     ------------

     Pursuant to a Resolution approved by the Management Committee of Technology Funding Venture Partners IV, An Aggressive Growth Fund, L.P., (the "Partnership") at its regular quarterly meeting held on September 23, 2004, the Management Committee has directed the Managing General Partners of the Partnership to proceed with the sale or other disposition of all of the remaining assets of the Partnership.

     Under the terms of Article 15 of the Amended and Restated Limited Partnership Agreement (the "Partnership Agreement"), the Partnership shall be dissolved upon the occurrence of such a sale or disposition of the assets. The Partnership shall stand terminated upon the distribution of the proceeds of such a sale as provided in Article 15.02 of the Partnership Agreement and the cancellation of the certificate of limited partnership.

     The Management Committee, serving as liquidating trustee for the Partnership, shall comply with any requirements of the Delaware Revised Uniform Limited Partnership Act and other applicable laws pertaining to the winding up of a limited partnership.

The Partnership incorporates by reference the documents listed below:
  The Partnership's 2003 annual report on Form 10-K, filed on March 17,
     2004, file number 814-00055.
  The Partnership's quarterly reports on Form 10-Q, as amended, for the periods ending March 31, 2004, and June 30, 2004, respectively, filed on August 27, 2004, file number 814-00055.
  The Partnership's Amended and Restated Limited Partnership Agreement filed on January 8, 2003, on Form 8-K.

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING VENTURE PARTNERS IV,
AN AGGRESSIVE GROWTH FUND, L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  September 23, 2004          By: /s/ Charles R. Kokesh
                                     ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.